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                                                                     EXHIBIT 3.1


                           CERTIFICATE OF AMENDMENT
                                      TO
                   THE RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                             KATY INDUSTRIES, INC.

     KATY INDUSTRIES, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of the Corporation at a meeting on June 2, 2001 adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, as amended (the "Restated Certificate of Incorporation") declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of stockholders. The proposed amendment to the Restated Certificate of Incorporation is as follows:

     RESOLVED, that Article Fourth of the Restated Certificate of Incorporation shall be deleted and amended in its entirety to read as follows:

     "FOURTH: The aggregate number of shares of all classes of stock which the corporation shall have the authority to issue is thirty-six million two hundred thousand (36,200,000) shares, divided into two classes, one class consisting of one million two hundred thousand (1,200,000) shares of Preferred Stock of the par value of one hundred dollars ($100.00) per share, and the other class consisting of thirty-five million (35,000,000) shares of Common Stock of the par value of one dollar ($1.00) per share.

     1.  Preferred Stock.  The Preferred Stock of the Corporation shall have the
         ---------------
following relative rights and preferences which are fixed and determined as set forth herein.

     2.  Rank.  The Preferred Stock shall be prior in right with respect to
         ----
distribution of the Corporation's assets upon redemption and upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation to all other equity securities of the Corporation, including, without limitation, the Common Stock, whether now or hereafter authorized.

     3.  Certain Definitions. As used in this Article Fourth and elsewhere in
         -------------------
this Certificate of Amendment, unless the context otherwise requires:

         (a)  "Act" shall mean the Securities Act of 1933, as amended.

         (b) "Beneficial Ownership" shall have the meaning set forth in Rule 13d-3 under the Exchange Act or any corresponding provision of a successor law.

         (c) "Change in Control" shall mean the acquisition by a person or group of
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     persons, whether in a single transaction or a series of related transactions, of Beneficial Ownership of thirty percent (30%) or more, after giving effect to such transaction or transactions, of the combined voting power of the outstanding capital stock of the Corporation.

         (d) "Common Stock" shall mean the Corporation's authorized Common Stock, $1.00 par value, and any stock into which such Common Stock may thereafter be changed or converted, and shall also include stock of the Corporation of any other class, which is not preferred as to dividends or the distribution of assets upon liquidation, dissolution or winding up over any other class of stock of the Corporation, issued to the holders of shares of Common Stock upon any reclassification thereof.

         (e) "Conversion Factor" shall mean six (6), as adjusted from time to time in accordance with Section 6(c) of this Article Fourth.

         (f) "Conversion Rate" shall mean one hundred (100) divided by the Conversion Factor, as adjusted from time to time in accordance with Section 6(c) of this Article Fourth.

         (g)  "Effective Date" shall mean June 28, 2001.

         (h) "Exchange Act" shall mean the United States Securities Exchange Act of 1934, as amended.

         (i) "Liquidation" shall mean any voluntary or involuntary liquidation, winding up, or dissolution of the Corporation. A merger, consolidation or other business combination between the Corporation and any other entity or a sale or other disposition of all or substantially all of the assets of the Corporation will not be treated as a Liquidation.

     4.  Liquidation Preference.
         ----------------------

         (a) In the event of any Liquidation, holders of Preferred Stock shall be entitled to receive out of the assets of the Corporation, prior to and in preference of any distribution or payment upon the Common Stock, an amount in cash per share of Preferred Stock equal to the par value thereof. If, upon the occurrence of a Liquidation, the assets and funds thus distributed among the holders of the Preferred Stock shall be insufficient to permit the payment in full of the par value thereof for each share of Preferred Stock, then the entire assets and funds of the Corporation legally available for distribution shall be distributed ratably among the holders of the Preferred Stock in proportion to their respective ownership of shares of Preferred Stock.

         (b) Written notice of such Liquidation stating a payment date and the place where payment in respect of Liquidation shall be payable, shall be given by mail, postage prepaid, not less than twenty (20) days prior to the payment date stated therein, to the holders of record of Preferred Stock, such notice to be addressed to each such holder at its address as shown by the records of the Corporation.

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     5.  Dividends. The holders of each outstanding share of Preferred Stock
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shall be entitled to receive cumulative dividends at the rate of fifteen percent
(15%) (subject to appropriate adjustments in the event of any stock dividend, stock split, combination or other similar recapitalization affecting such shares) per share per annum which shall accrue from August 1, 2001 and be payable on the first business day of August, in each year (the "Preferred Dividend Date"), commencing August 1, 2002, provided that no dividends shall accrue or be payable by the Corporation after December 31, 2004 (the "Final Preferred Dividend Date"). Each dividend shall be paid in additional shares of Preferred Stock. Dividends shall be paid on the basis that each share of Preferred Stock has a value of one hundred dollars ($100.00). The number of additional shares of Preferred Stock that shall be issued to each holder of Preferred Stock shall be the total number of shares of Preferred Stock then held by such holder (including for the avoidance of doubt any shares of Preferred Stock previously paid to such holders as a dividend hereunder) multiplied by fifteen percent (15%). Each dividend paid in additional shares of Preferred
Stock shall be mailed to the holders of record of the Preferred Stock as their names and addresses appear on the share register of the Corporation. Holders of Preferred Stock shall receive written notification from the Corporation, which will specify the number of shares of Preferred Stock paid as a dividend and the recipient's aggregate holdings of Preferred Stock as of the dividend payment date and after giving effect to the dividend. In the event that a share of Preferred Stock is converted into Common Stock or redeemed by the Corporation on a date other than a Preferred Dividend Date, on the date of such conversion or redemption the Corporation shall pay prorated dividends on such shares of Preferred Stock accrued from the preceding Preferred Dividend Date to the date of conversion or redemption. The Corporation shall also pay prorated dividends on the shares of Preferred Stock accrued during the period commencing on August 1, 2004 and ending on the Final Preferred Dividend Date (the "Final Preferred Dividend Period"). In each case, such prorated dividends shall be calculated by multiplying the annual dividend that would have been payable to the holder of such share of Preferred Stock (assuming for purposes of the Final Preferred Dividend Period that dividends would have been payable for a full one-year period) by a fraction, the numerator of which shall be the number of days elapsed since the preceding Preferred Dividend Date and the denominator of which shall be three hundred and sixty-five (365) days. On the Final Preferred
Dividend Date the holders of Preferred Stock shall receive a cash payment (based on an assumed value of $100 per share) equal to the value of any fractional shares then held by such holders. Other than as set forth in this Section 5, the Preferred Stock shall not be entitled to receive dividends.

     6.  Conversion. The holders of the Preferred Stock shall have conversion
         ----------
rights as follows (the "Conversion Rights"):

         (a)  Optional Conversion Rights. After the earlier of (i) the fifth
              --------------------------
     anniversary of the Effective Date, (ii) the approval of the Board of Directors of the Corporation of a merger, consolidation or other business combination between the Corporation and another entity (except where the Corporation is the surviving entity and no Change in Control of the Corporation occurs as a result of the transaction) or a sale or other disposition of all or substantially all of the Corporation's assets, (iii) the authorization by the Board of Directors of the Corporation of, or other corporate action taken to effect, a Liquidation, and (iv) the solicitation of proxies from the holders of any class or classes of capital stock of the Corporation for any annual or special meeting of shareholders,

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     however called, at which an election for directors of the Corporation is held, or any solicitation of written consent of the holders of any class or classes of capital stock of the Corporation with respect to the election of directors, against the election as director of any nominee designated by the holders of the Preferred Stock or for removal of any incumbent director originally nominated by the holders of the Preferred Stock, each share of Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and from time to time, into the number of fully paid and nonassessable shares of Common Stock equal to the Conversion Rate, as adjusted from time to time in accordance with Article Fourth, Section 6(c).

         (b)  Mechanics of Conversion. If a holder of shares of Preferred Stock
              -----------------------
     desires to exercise its right of conversion, such holder shall give written notice to the Corporation (the "Conversion Notice") of such holder's election to convert a stated number of shares of such Preferred Stock (the "Conversion Shares") into shares of Common Stock, and surrender to the Corporation such holder's certificate or certificates representing such Conversion Shares. The Conversion Notice shall state the name or names (with addresses) in which the certificate or certificates for Common Stock shall be issued. Notwithstanding the foregoing, the Corporation shall not be required to issue any certificates to any person other than the holder thereof unless (i) the holder has paid to the Corporation the amount of any documentary stamp or similar taxes payable in respect of transfer involved in the issue or delivery of the certificate upon conversion to a person other than the holder or has established to the satisfaction of the Corporation that such tax has been paid; and (ii) the Corporation has obtained reasonable assurance that such transaction is exempt from the registration requirements of, or is covered by an effective registration statement under, the Act and all applicable state securities laws, including, if necessary in the reasonable judgment of the Corporation or its legal counsel, receipt of an opinion to such effect from counsel reasonably satisfactory to the Corporation. As soon as is practicable after the receipt of the Conversion Notice and the surrender of the certificate or certificates representing the Conversion Shares, the Corporation shall issue and deliver, or cause to be delivered, to the holder of the Conversion Shares or his nominee or nominees, a certificate or certificates for the number of shares of Common Stock issuable upon the conversion of such Conversion Shares and a certificate or certificates evidencing any shares of Preferred Stock represented by the certificates so tendered by the holder that were not to be converted. Such conversion shall be deemed to have been effected as of the close of business on the date the Corporation received the Conversion Notice and the certificate or certificates representing the Conversion Shares, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the holder or holders of record of such shares of Common Stock as of the close of business on such date. If the conversion is in connection with an underwritten offering of securities registered pursuant to the Act, the conversion may, at the option of any holder tendering Preferred Stock for conversion, be conditioned upon the closing with the underwriters of the sale of securities pursuant to such offering in which event the person(s) entitled to receive Common Stock upon conversion of such Preferred Stock shall not be deemed to have converted such Preferred Stock until immediately prior to the closing of such sale of securities.

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         (c)  Conversion Factor and Conversion Rate Adjustments. The Conversion
              -------------------------------------------------
     Factor and, correspondingly, the Conversion Rate shall be subject to adjustment as follows:

              (i)     Dividends and Distributions. In the event the Corporation
                      ---------------------------
         should at any time or from time to time after the Effective Date fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then, as of such record date (or, if no record date is fixed, as of the close of business on the date on which the Board of Directors adopts the resolution relating to such dividend, distribution, split or subdivision), the Conversion Factor in effect immediately prior to such date shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior thereto and the denominator of which shall be the number of shares of Common Stock outstanding immediately thereafter.

              (ii)    Combinations. If the number of shares of Common Stock
                      ------------
         outstanding at any time after the Effective Date is decreased by a combination of the outstanding shares of Common Stock, then following such combination, the Conversion Factor in effect immediately prior thereto shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior thereto and the denominator of which shall be the number of shares of Common Stock outstanding immediately thereafter.

              (iii)   Recapitalizations, etc.  If any capital reorganization or
                      -----------------------
         reclassification of the Common Stock of the Corporation (other than a consolidation or merger of the Corporation with or into another corporation provided for elsewhere in this Article Fourth, Section 6(a) or other than a Liquidation as set forth in Article Fourth, Section 4), shall be effected, then, as a condition of such reorganization, reclassification, consolidation or merger, lawful and adequate provision shall be made whereby the holders of the Preferred Stock then outstanding shall have the right to receive, in lieu of the shares of Common Stock of the Corporation immediately theretofore receivable with respect to such shares of Preferred Stock, such shares of stock, securities, properties or assets, including cash, as would have been issued or payable with respect to or in exchange for the shares of Common Stock which such holders would have held had the shares of Preferred Stock been converted immediately prior to such reorganization, reclassification, consolidation or merger. In connection with any provision made pursuant to the terms of the preceding sentence, provision shall also be made for adjustments to have effect thereafter which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The above provisions of this Section 6(c)(iii) shall similarly apply to successive reorganizations, reclassifications, consolidations or mergers.

              (iv)    Dilutive Transactions. If the Corporation shall issue or
                      ---------------------
         sell shares

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         of Common Stock (including shares now or hereafter held in the treasury of the Corporation) at a price per share, or shall grant rights, options or warrants having an exercise price per share, or securities convertible into Common Stock having a conversion price per share, less than the Conversion Factor, expressed in dollars, in effect at that time, then, upon such issue, sale or grant, the Conversion Factor shall be adjusted to the amount (calculated to the nearest one hundredth of a cent) determined by dividing: (x) an amount equal to the sum of (A) the existing Conversion Factor multiplied by the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue, sale or grant and (2) the number of shares of Common Stock issuable upon conversion, exercise or exchange of any rights, options, warrants and convertible securities outstanding immediately prior to such issue, sale or grant, and (B) the aggregate consideration, if any, received by the Corporation upon such issue, sale or grant (including, in the case of rights, options, warrants or convertible securities, the consideration to be received on conversion, exercise or exchange thereof) by (y) the total number of shares of Common Stock outstanding and issuable upon conversion, exercise or exchange of any rights, options, warrants and convertible securities immediately after such issue, sale or grant; provided, however, that no such adjustment shall be made with respect to (I) the issuance of shares of Common Stock upon the exercise or conversion of rights, options, warrants or other securities convertible into Common Stock outstanding as of the Effective Date, (II) shares of Common Stock, rights, options or warrants granted or awarded by the Corporation, with the approval of its Board of Directors or the Compensation Committee thereof, to employees, directors and consultants of the Corporation as compensation for service to the Corporation in any such capacities, if such rights, options or warrants are granted at an exercise price or value not less than the fair market value of a share as of the date of grant ("Compensatory Securities"), or (III) the issuance of Common Stock upon the conversion of any Preferred Stock by a holder thereof. The securities described in subclauses (I), (II) and (III) of this Article Fourth, Section 6(c)(iv) are referred to below as "Exempted
         Securities".

     For purposes of this Article Fourth, Section 6(c)(iv) above, the following clauses 1. through 3., inclusive, shall also be applicable:

              1. If the Corporation shall grant any rights, options or warrants to purchase Common Stock or to purchase securities convertible into Common Stock (other than Exempted Securities), and the purchase price per share for which Common Stock is issuable upon the exercise or conversion of such securities (determined by dividing (x) the total amount, if any, received or receivable by the Corporation as consideration for the granting of all such rights, options or warrants, plus the minimum aggregate amount of additional consideration payable to the Corporation upon the exercise of all such rights, options or warrants, plus, in the case of convertible securities, the minimum aggregate amount of additional consideration payable upon the conversion thereof, by (y) the maximum aggregate number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the

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         conversion of any such convertible securities issuable upon the exercise of such rights, options or warrants) shall be less than the Conversion Factor, expressed in dollars, in effect immediately prior to the time of the granting of such rights, options, warrants or convertible securities, then the maximum aggregate number of shares of Common Stock issuable upon the exercise of such rights, options or warrants or upon the conversion of the total maximum amount of such convertible securities issuable upon the exercise of such rights, options or warrants shall (as of the date of grant thereof) be deemed to be outstanding and to have been issued for such price per share. No further adjustments of the Conversion Factor shall be made upon the actual issuance of such Common Stock or convertible securities upon the exercise or conversion of such securities, except as otherwise provided in clause 3. below;

              2. If the Corporation shall issue or sell any convertible securities (other than Exempted Securities), and the purchase per share for which Common Stock is issuable upon such conversion (determined by dividing (x) the total amount received or receivable by the Corporation as consideration for the issue or sale of all such convertible securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Corporation upon the conversion thereof, by (y) the maximum aggregate number of shares of Common Stock issuable upon the conversion of all such convertible securities) shall be less than the Conversion Factor, expressed in dollars, in effect immediately prior to the time of such issue or sale, then the maximum number of shares of Common Stock issuable upon conversion of all such convertible securities shall (as of the date of the issue or sale thereof) be deemed outstanding and to have been issued for such price per share, provided that, except as otherwise specified in clause 3. below, (A) no further adjustments of the Conversion Factor shall be made upon the actual issuance of such Common Stock upon conversion of such convertible securities, and (B) if any such issue or sale of such convertible securities is made upon the exercise of any rights to subscribe for or to purchase or upon exercise of any option or warrant to purchase any such convertible securities, no further adjustment of the Conversion Factor shall be made by reason of such issue or sale; and

              3. If the purchase price or number of shares purchasable provided for in any right, warrant or option referred to in clause 1. above, or the rate at which any convertible securities referred to in clause 1. or 2. above are convertible into Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution in connection with events for which provision for adjustments in the Conversion Factor are provided for herein), the Conversion Factor then in effect hereunder shall forthwith be readjusted to such Conversion Factor as would have been obtained had the adjustments made upon the issuance of such rights, warrants, options or convertible securities been made upon the basis of the changed terms; and on the expiration of any such right, warrant or option referred to in clause 1. above or the termination of any such right to convert such convertible securities referred to in

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         clause 1. or 2. above, the Conversion Factor then in effect hereunder shall forthwith be readjusted to such Conversion Factor as would have been obtained had the adjustments made upon the issuance of such rights, warrants or options or convertible securities been made upon the basis of the issuance of only the number of shares of Common Stock, if any, theretofore actually delivered upon the exercise of such rights, warrants or options or upon the conversion of such convertible securities.

         (d)  No Impairment. The Corporation will not, by amendment of its
              -------------
     Restated Certificate of Incorporation or through any reorganization, reclassification, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Section 6 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Preferred Stock against impairment.

         (e)  No Fractional Shares:  Certificate as to Adjustments.
              ----------------------------------------------------

              (i) No fractional shares of Common Stock shall be issued upon conversion of the Preferred Stock. In lieu of fractional shares, the Corporation shall pay the holder the fair market value of such fractional share of Common Stock in cash.

              (ii) Upon the occurrence of each adjustment or readjustment of the Conversion Factor and the corresponding Conversion Rate for the Preferred Stock pursuant to this Section 6, the Corporation, at its expense, shall as soon as practicable compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (A) such adjustment and readjustment, (B) the Conversion Factor and Conversion Rate at the time in effect, and (C) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of a share of Preferred Stock.

         (f)  Reservation of Stock Issuable Upon Conversion. The Corporation
              ---------------------------------------------
     shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Preferred Stock, free from any preemptive right or other obligation, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Preferred Stock; and if at any time the number of authorized but unissued shares of the Common Stock shall not be sufficient to effect the conversion of

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     all then outstanding shares of the Preferred Stock, in addition to such other remedies as shall be available to the holder of such Preferred Stock, the Corporation shall as soon as practicable take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes. The Corporation shall prepare and shall use its best efforts to obtain and keep in force such governmental or regulatory permits or other authorizations as may be required by law, and shall comply with all requirements as to registration, qualification or listing of the Common Stock, in order to enable the Corporation lawfully to issue and deliver to each holder of record of Preferred Stock such number of shares of its Common Stock as shall from time to time be sufficient to effect the conversion of all Preferred Stock then outstanding and convertible into shares of Common Stock.

         (g)  Notices. Any notice required by the provisions of this Article
              -------
     Fourth, Section 6 to be given to the holders of shares of Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, or by a recognized commercial delivery service (e.g., United Parcel Service), delivery prepaid and addressed to each holder of record at his address appearing on the books of this Corporation.

     7.  Voting Rights.  Except as provided in Section 8 below, and except as
         -------------
otherwise required by law, a holder of Preferred Stock shall have no voting rights.

     8.  Protective Provisions. The Corporation shall not, without first
         ---------------------
obtaining the approval (by vote or written consent) of the holders of at least a majority of the then outstanding shares of Preferred Stock:

         (a) authorize or issue any class or series of equity security having equal or superior rights as to payment upon liquidation, dissolution or a winding up of the Corporation;

         (b) amend its Restated Certificate of Incorporation or By-Laws in any way, or enter into a merger, consolidation, reorganization, recapitalization or sale of all or substantially all of its assets, in any case which adversely effects the rights and preferences of the holders of the Preferred Stock as a class (except that the Corporation may complete a reverse-split of its Common Stock without the consent of the holders of the Preferred Stock);

         (c) engage in any transaction which would impair or reduce the rights of the holders of the Preferred Stock as a class.

     9.  Optional Redemption of the Preferred Stock. The Convertible Preferred
         ------------------------------------------
Stock will not be subject to a sinking fund or other obligations of the Corporation to redeem or retire the Preferred Stock. The holders of Preferred Stock shall have no right to compel the Corporation to redeem the Preferred Stock. The Preferred Stock shall be redeemable in whole, but not in part, at the Corporation's option at any time on or after June 30, 2021. The redemption price per share of Preferred Stock shall equal the par value thereof, and shall be payable in cash to the order of the holder on the 30th day after notice of redemption shall have been given to the holders, subject

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to each holder's right to convert any or all of its shares of Preferred Stock into Common Stock in lieu of such payment.

     10. Cancellation of Shares. No Preferred Stock acquired by the Corporation
         ----------------------
by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such acquired Preferred Stock shall be canceled, retired, and eliminated from the shares which the Corporation shall be authorized to issue. The Corporation shall from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of Preferred Shares accordingly.

     SECOND: That the Board of Directors of the Corporation at a meeting on March 29, 2001 adopted resolutions setting forth a proposed amendment of the Restated Certificate of Incorporation declaring said amendment to be advisable and directing that said amendment be submitted to the stockholders of the Corporation for consideration thereof at the next annual meeting of stockholders. The proposed amendment to the Restated Certificate of Incorporation is as follows:

     RESOLVED, that Article Tenth of the Restated Certificate of Incorporation be and it hereby is renumbered as Article Eleventh.

     FURTHER RESOLVED, that a new Article Tenth be and it hereby is added to the Restated Certificate of Incorporation as follows:

     "TENTH: Commencing with the annual meeting of stockholders in 2001, directors shall be divided into two classes, as nearly equal in number as possible, designated as Class I and Class II. The initial term of office of the Class I directors shall expire on the day of the first annual meeting of stockholders following the end of the 2001 fiscal year (the "2002 Annual Meeting") and the initial term of office of the Class II directors shall expire on the day of the annual meeting of stockholders next succeeding the 2002 Annual Meeting. At each annual meeting of stockholders following such classification and division of the members of the board of directors, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the second succeeding annual meeting of stockholders after their election, so that the term of office of one class of directors shall expire in each year. Each director shall hold office until the expiration of such director's term of office and until such director's successors shall have been elected and qualified, or until such director's earlier resignation, removal or death. In case of any increase or decrease, from time to time, in the number of directors constituting the whole board of directors, the number of directors in each class shall be determined by action of the board of directors. A director elected by the remainder of the board of directors to fill a vacancy shall hold office for the remaining term of the predecessor director and until such director's successor has been elected and qualified, or until such director's earlier resignation, removal and death."

     THIRD: That pursuant to Section 242 of the General Corporation Law of the State of Delaware, the holders of a majority of the issued and outstanding shares of capital stock of the Corporation entitled to vote on the matter voted in favor of, approved and adopted the foregoing

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proposed amendments of the Restated Certificate of Incorporation at the
Corporation's adjourned annual meeting, duly convened and held on June 28, 2001.

     FOURTH: That the aforesaid amendments were duly adopted in accordance with the applicable provisions of Sections 141 and 242(b)(1) of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed and executed in its corporate name by its President and attested to by its Secretary, who declare, affirm, acknowledge and certify, under the penalties of perjury, that this is their free act and deed and that the facts stated herein are true and caused its corporate seal to be hereunto affixed, as of the 28th day of June, 2001.

Effective Date:  June 28, 2001

ATTEST:                                    KATY INDUSTRIES, INC.
                                            a Delaware corporation




By:  /s/ Arthur R. Miller                  By:  /s/ Robert M. Baratta
     ------------------------------             --------------------------------
     Arthur R. Miller, Secretary                Robert M. Baratta, President

                        CERTIFICATE OF AMENDMENT TO THE
                        CERTIFICATE OF INCORPORATION OF
                             KATY INDUSTRIES, INC.



     Katy Industries, Inc. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                             DOES HEREBY CERTIFY:

     FIRST: That the Board of Directors of Katy Industries, Inc., at a Meeting held on March 11, 1987, adopted resolutions setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

          RESOLVED, that Article Ninth of the Certificate of Incorporation be and it hereby is renumbered as Article Tenth.

          FURTHER RESOLVED, that a new Article Ninth be and it hereby is added to the Certificate of Incorporation as follows:

          "NINTH" No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct of a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article NINTH to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. No amendment to or repeal of this Article NINTH shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal."

     SECOND: That the stockholders of Katy Industries, Inc., at the Annual Meeting of Stockholders held on November 18, 1987, adopted the said amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said Katy Industries, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by William H. Murphy, Executive Vice President, and attested by Warren A. Furst, Secretary, this 16th day of December, 1987.

                              KATY INDUSTRIES, INC.



                              /s/ W. H. Murphy
                              ------------------------
                              William H. Murphy
                              Executive Vice President


ATTEST:


/s/ Warren A. Furst
-------------------
Warren A. Furst
Secretary

STATE OF ILLINOIS        )
                         )  SS
COUNTY OF KANE           )

     BE IT REMEMBERED that on this 16th day of December, 1987, personally came before me, a Notary Public, in and for the County and State aforesaid, William
H. Murphy, Executive Vice President of Katy Industries, Inc., a Delaware corporation, and he duly executed the foregoing Certificate before me and acknowledged the said Certificate to be his act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said Certificate and attested by the Secretary of said corporation is the corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and notarial seal the day and year aforesaid.


                              /s/ Notary Public
                              ------------------------
                                   Notary Public

                                   RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                             KATY INDUSTRIES, INC.



     FIRST.  The name of the corporation is

             KATY INDUSTRIES, INC.

     SECOND. The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business or purposes to be conducted or promoted is:

             To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

     FOURTH. The aggregate number of shares of all classes of stock which the corporation shall have authority to issue is nineteen million (19,000,000) shares, divided into three classes consisting of two million (2,000,000) shares of Class A Preferred Stock of the par value of Twenty-five Dollars ($25.00) per share, two million (2,000,000) shares of Class B Preferred Stock without par value, and fifteen million (15,000,000) shares of Common Stock of the par value of One Dollar ($1.00) per share.

     1.  Preferred Stock.  Class A Preferred Stock and Class B Preferred Stock
         ---------------
may be issued at any time or from time to time in one or more series of each such class, each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and such qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors pursuant to the authority hereby expressly vested in it in accordance with the General Corporation Law of Delaware. Without limitation on the generality of the foregoing, the shares of each such series of preferred stock,

       (a) may be made redeemable for cash, property or rights (including securities of any other corporation), at the option of either the holder or the corporation or upon the happening of a specified event, at such time or times, such price or prices, or such rate or rates, and with such adjustments;

       (b) may be made convertible into or exchangeable for, at the option of either the holder or the corporation or upon the happening of a specified event, shares of any other class or classes or any other series of any class of stock of the corporation, at such price or prices or at such rate or rates of exchange and with such adjustments;

       (c) shall be subject to such provisions as to reissue upon redemption or purchase by or surrender to the corporation, including the prohibition thereof:

       (d) shall be entitled to receive dividends (whether cumulative or non-cumulative) at such rates, on such conditions and at such times, payable in preference to, or in such relation to, the dividends payable on any other class or classes or any other series of stock; and

       (e) may be entitled to such rights upon the dissolution of, or upon any distribution of the assets of, the corporation;

as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors as aforesaid. Unless otherwise provided in any such resolution or resolutions, the number of shares of any series set forth in such resolution or resolutions may be increased or decreased (but not below the number thereof then outstanding) by a resolution or resolutions thereafter adopted by the Board of Directors and executed, acknowledged, filed and recorded in accordance with the General Corporation Law of Delaware.

       The two following Designations of Preferred Stock are in effect pursuant to resolutions duly adopted by the Board of Directors.

         Designation of Class A Preferred Stock, Series A, Convertible
         -------------------------------------------------------------

     A series of the authorized shares of the $25.00 par value Preferred Stock of this Corporation is hereby established, which series shall consist of 92,004 shares and is herby designated "Class A Preferred Stock, Series A, Convertible"; and that the shares of this series shall have the following relative rights and preferences which are herby fixed and determined:

     1.       Dividend Rights.  The holders of shares of this series shall be
              ---------------
entitled to receive, when and as declared by the Board of Directors, dividends per share at the annual rate of 5% of the par value thereof, and no more, payable quarterly on the 15th day of each March, June, September and December. Such dividends shall be cumulative from the quarterly dividend payment date next succeeding the date of issue of each share, unless the date of issue is a quarterly dividend payment date in which event such dividends shall be cumulative from such quarterly dividend payment date.

     In case dividends for any quarterly dividend period are not paid in full on all outstanding shares of this series, all outstanding shares of this series shall participate ratably in the payment of dividends for such period in proportion to the full amounts of dividends for such period to which they are respectively entitled.

     No dividends shall be paid or set apart for payment or declared and no distribution shall be made on the shares of Common Stock or on the shares of any other class of stock of the Corporation ranking as to dividends subordinate to the shares of this series or on shares of any other series of preferred stock except ratably and on a parity with this series (other than (i) dividends and distributions paid or made solely in shares of Common Stock or in shares of any other class of stock of the Corporation ranking as to dividends and assets subordinate to the shares of this series or (ii) dividends paid or set apart for payment or declared and distributions made in order to comply with law or with a governmental or court order or decree), and no payment shall be made on, and no assets of the Corporation shall be applied to purchase or redeem, any share of Common Stock, shares of another series of preferred stock or any shares of class of stock of the Corporation ranking as to dividends or assets on a parity with or subordinate to the shares of this series, until dividends payable for all past quarterly dividend periods on all outstanding shares of this series have been paid, or declared and set apart for payment, in full.

     2.       Liquidation Rights. In the event of any liquidation, dissolution
              ------------------
or winding up of the Corporation, whether voluntary or involuntary, the holders of shares of this series shall be entitled to receive from the assets of the Corporation (whether capital or surplus), prior to any payment to the holders of shares of Common Stock or the holders of shares of any other class of stock of the Corporation ranking as to assets subordinate to the shares of this series, the amount of $25 per share plus an amount equal to the accrued and unpaid dividends thereon computed to the date on which payment thereof is made available, whether or not earned or declared.

     If upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the assets of the Corporation available for distribution to the holders of shares of this series shall be insufficient to pay such holders the full amounts to which they respectively are entitled, the holders of shares of this series shall participate ratably with holders of shares of any other series of preferred stock in any distribution of assets to such holders in proportion to the amounts which would have been payable to them if all such amount had been paid in full.

     Neither the consolidation or merger of the Corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 2.

     3.       Redemption and Acquisition.  The Corporation at its option to be
              --------------------------
exercised by its Board of Directors, may redeem the whole or any part of this series at any time after June 1, 1970, or from time to time thereafter for the sum of $27.50 a share plus an amount equal to the accrued and unpaid dividends thereon computed to the date fixed for redemption, whether or not earned or declared (hereinafter collectively called the "redemption price"). If at any time less than all of the outstanding shares of this series are to be called for redemption, the shares to be redeemed may be selected by lot or by such other equitable method as the Board of Directors in its discretion may determine; provided, however, that the foregoing right to redeem a part of this series may be exercised only if dividends payable for all past quarterly dividend periods on all outstanding shares of this series have been paid, or declared and set apart for payment, in full. The Board of Directors may determine that all of the shares of this series shall be redeemed pro rata.

     Notice of every redemption, stating the redemption price, the redemption date and the place of payment thereof, and if less than all of the outstanding shares of this series are called for redemption, identifying the shares to be redeemed, shall be mailed at least 30 days and not more than 60 days prior to the date fixed for redemption to the holders of record of the shares of this series to be redeemed at their addresses as the same shall appear on the books of the Corporation, but any defect in such notice or failure of any addressee to receive it shall not affect the validity of the redemption.

     An amount equal to the redemption price of the shares of this series to be redeemed shall be payable to the holders of such shares upon the surrender of certificates therefor on or after the date fixed for redemption or prior thereto if so directed by the Board of Directors. From and after the date fixed for redemption unless the Corporation shall default in making payment of the redemption price upon surrender of certificates as aforesaid, the shares called for redemption or a pro rata part of each share in cases of redemption pro rata shall cease to be outstanding, and the holders thereof shall cease to be stockholders with respect to such shares or pro rata parts and shall have no interest in or claim against the Corporation with respect to such shares or pro rata parts other than the right to receive the redemption price from the Corporation, without interest thereon, upon surrender of certificates as aforesaid.

     The Corporation shall have the right to acquire shares of this series from time to time at such price or prices as the corporation may determine, provided that unless dividends payable for all past quarterly dividend periods on all outstanding shares of this series, have been paid, or declared and set apart for payment, in full, the Corporation shall not acquire for value any shares of this series except in accordance with an offer made in writing to all holders of record of shares of this series.

     Shares of this series redeemed or acquired shall not be cancelled or retired, except by action of the Board of Directors, and shall have the status of authorized and unissued shares of Preferred Stock which may be reissued by action of the Board of Directors as shares of this or any other series until cancelled and retired by action of the Board of Directors, except that, at the option of the Board of Directors, shares of this series acquired otherwise than by redemption or conversion may be held as treasury shares.

     4.       Voting Power. At every meeting of stockholders of the Corporation
              ------------
each holder of record of shares of this series shall be entitled to one vote for each share of this series standing in his name on the books of the Corporation. Except as required by law, the holders of shares of this series shall vote as one class with the holders of shares of Common Stock upon all matters voted upon by stockholders.

     5.       Conversion Rights.
              -----------------

       (a) Shares of this series may, at the option of the holder, be converted into shares of Common Stock of the Corporation (as such shares of Common Stock may be constituted on the conversion date) at any time and from time to time at the rate of .969 shares of Common Stock for each share of this series, which rate shall be subject to adjustment as provided below; provided that, as to any shares of this series which shall have been called for redemption, the conversion right shall terminate at the close of business on the date fixed for redemption, unless default shall be made in the payment of the redemption price.

       (b) The holder of a share or shares of this series may exercise the conversion right as to any thereof by delivering to the Corporation during regular business hours, at the office of any transfer agent of the Corporation for the shares of this series or at such other place as may be designated by the Corporation, the certificate or certificates for the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for Common Stock are to be issued. Conversion shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "conversion date". As promptly as practicable thereafter the Corporation shall issue and deliver to or upon the written order of such holder, at such office or other place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which he is entitled and a check, cash, scrip certificate or other adjustment in respect of any fraction of a share as provided below. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a stockholder of record on the conversion date unless the transfer books of the Corporation are closed on that date, in which event he shall be deemed to have become a stockholder of record on the next succeeding date on which the transfer books are open, but the conversion rate shall be that in effect on the conversion date. No payment or adjustment shall be made upon any conversion on account of any dividends accrued on the shares of this series surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon such conversion.

       (c) The Corporation shall not be required to issue any fraction of a share upon conversion of any share or shares of this series. If more than one share of this series shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the total number of shares of this series so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon conversion, the Corporation shall make an adjustment therefor in cash unless its Board of Directors shall have determined to adjust fractional interests by issuance of scrip certificates or in some other manner. Adjustment in cash shall be made on the basis of the current market price of one share of Common Stock. A determination of the current market price made in good faith by the Board of Directors for the purposes of this Section 5(c) shall be conclusive and binding upon all the stockholders, Preferred and Common, of the Corporation.

       (d) The conversion rate provided for above shall be subject to the following adjustments, which shall be made to the nearest one-tenth of a share of Common Stock or, if none, to the next lower one-tenth:

            (i) If the Corporation shall pay to the holders of its Common Stock a dividend in shares of Common Stock or in securities convertible into Common Stock, the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of Common Stock entitled to such dividend shall be proportionately increased, effective at the opening of business on the full business day next following such record date.

            (ii) If the Corporation shall split the outstanding shares of its Common Stock into a greater number of shares or combine the outstanding shares of its Common Stock into a smaller number of shares, the conversion rate in effect immediately prior to such action shall be proportionately increased in the case of a split or decreased in the case of a combination, effective at the opening of business on the full business day next following the day such action becomes effective.

            (iii) If the Corporation shall issue to the holders of shares of its Common Stock rights or warrants to subscribe for or purchase shares of its Common Stock at a price per share less than an amount determined by multiplying (a) the conversion rate in effect immediately prior to the record date fixed for the determination of the holders of shares of Common Stock entitled to such rights or warrants by (b) $25.00 (such an amount so determined being hereinafter in this Section 5 referred to as the "Conversion Price"), the conversion rate in effect immediately prior to said record date shall be increased, effective at the opening of business on the next following full business day, to an amount determined by multiplying such conversion rate by a fraction the numerator of which is the number of shares of Common Stock of the Corporation outstanding immediately prior to said record date plus the number of additional shares of its Common Stock offered for subscription or purchase and the denominator of which is said number of shares outstanding immediately prior to said record date plus the number of shares of Common Stock of the Corporation which the aggregate subscription or purchase price for the total number of such additional shares so offered would purchase at the Conversion Price.

     No adjustment of the conversion rate as provided in this Section 5(d) shall be made by reason of the issuance of shares of Common Stock of the corporation for cash, except as provided in clause (iii) of this Section 5(d), or by reason of the issuance of shares of Common Stock for property or services. Whenever the conversion rate is adjusted pursuant to this Section 5(d) the Corporation shall (i) promptly place on file at the office of its transfer agent or agents for the shares of this series a statement signed by the President or a Vice President of the Corporation and by its Treasurer, an Assistant Treasurer or other financial officer showing in detail the facts requiring such adjustment and the conversion rate after such adjustment, and shall make such statement available for inspection by stockholders of the Corporation, and (ii) mail to holders of record of shares of this series a notice stating that such adjustment has been made and the adjusted conversion rate.

       (e) In case of any reclassification or change of the outstanding shares of Common Stock of the Corporation (except a split or combination of shares) or in case of any consolidation or merger to which the Corporation is a party (except a merger in which the Corporation is the surviving corporation and which does not result in any reclassification of or change in the outstanding Common Stock of the Corporation, except a split or combination of shares as to which clause (ii) of Section 5(d) is applicable) or in case of any sale or conveyance to another corporation of all or substantially all of the property of the Corporation, effective provision shall be made by the Corporation or by the successor or purchasing corporation so that (i) the holder of each share of this series then outstanding shall thereafter have the right to convert such share into the kind and amount of stock and other securities and property receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock of the Corporation into which such share of this series might have been converted immediately prior thereto, and (ii) there shall be subsequent adjustments of the conversion rate which shall be equivalent, as nearly as practicable, to the adjustments provided for in Section 5(d). The provisions of this
     Section 5(e) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

       (f) The issuance of shares of Common Stock of the Corporation on conversion of shares of this series shall be without charge to the converting holder of shares of this series for any tax in respect of the issuance thereof, but the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares in any name other than that of the holder of record on the books of the Corporation of the shares of this series converted, and the Corporation shall not be required to issue or deliver any certificate for shares of Common Stock unless and until the person requesting the issuance thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

       (g) Shares of Common Stock issued on conversion of shares of this series shall be issued as fully paid shares and shall be non-assessable by the Corporation.

       (h)  Shares of this series converted pursuant to the provisions of this
     Section 5 shall not be cancelled or retired, except by action of the Board of Directors, and shall have the status of authorized and unissued shares of Preferred Stock which may be reissued by action of the Board of Directors as shares of this or any other series until cancelled and retired by action of the Board of Directors.

       Designation of Class B Preferred Stock, $1.46 Series, Convertible
       -----------------------------------------------------------------

     There is herby established an initial series of the Class B Preferred Stock without par value of Katy Industries, Inc. ("Corporation"), having the designation, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereon, thereinafter set forth:

     1.       Designation and Stated Value. The shares of this initial series
              ----------------------------
shall be designated "Class B Preferred Stock, $1.46 Series, Convertible" and the number of authorized shares constituting this series shall initially be 898,889 shares. Each share of this series shall have a stated value of Ten Dollars ($10).

     2.       Parity of Preferred Stocks. Subject to the provisions of paragraph
              --------------------------
10(a), all shares of this series and of every other series of the Class B Preferred Stock ("Class B") of the Corporation and all shares of each series of the Class A Preferred Stock of the Corporation shall be on a parity in respect of distributions of dividends and distributions upon liquidation, dissolution, or winding up of the Corporation except as otherwise provided in the Certificate of Incorporation or in a resolution or resolutions providing for the issue of any such series adopted by the Board of Directors pursuant to authority expressly vested in it by the Certificate of Incorporation.

     3.       Dividends.
              ---------

       (a) The holders of the shares of this series shall be entitled to receive, out of the assets of the Corporation legally available therefor and as and when declared by the

     Board of Directors, cash dividends at, but not to exceed, the rate of $1.46 per share per annum, payable on the basis of calendar quarters, on the 20th day following the end of each such quarterly period; that is, on the 20th day of January, April, July and October in each year. Dividends in respect of the shares of this series shall accrue and be cumulative as follows: (i) as to shares of this series issued at a time when no other shares of this series are outstanding, from the date of issuance of such shares, and (ii) as to shares of this series issued at a time when other shares of this series are outstanding, from such date as shall make the dividend rights per share of the shares of this series being issued uniform with the dividend rights per share of the shares of this series then outstanding, excluding for this purpose, rights to dividends declared and directed to be paid to stockholders of record as of a date preceding the date of issuance of the shares being issued.

       (b) If in respect of any quarterly dividend period or periods full dividends upon the outstanding shares of this series shall not have been paid, the deficiency shall be declared and paid or set apart for payment before any dividend (in cash or property) shall be declared or paid or set apart for payment on the shares of common stock or of any other series or class of stock of the Corporation ranking junior to the shares of this series, and before any assets shall be paid or set apart for the purchase or redemption of any shares of this series or of common stock or of any other series or class of stock of the Corporation ranking junior to, or on a parity with, the shares of this series. No dividends in respect of any dividend period shall be declared or paid or set apart for payment on the shares of any series or class of stock of the Corporation ranking on a parity with the shares of this series as to dividend rights, unless there shall likewise be or have been declared or paid or set apart for payment, as the case may be, on all shares of this series at the time outstanding like dividends for all quarterly periods coinciding with or ending before such other dividend period, ratably in proportion to the respective annual dividend rates fixed therefor in the Certificate of Incorporation or in a resolution or resolutions of the Board of Directors providing for the issue thereof pursuant to authority expressly vested in it by the Certificate of Incorporation.

     4.       Voting. The holders of the outstanding shares of this series shall
              ------
be entitled to one vote for each share held and, except as otherwise provided herein or by the Certificate of Incorporation of the Corporation or the law of Delaware, the shares of this series, the shares of common stock and the shares of any other series or class of stock of the Corporation not entitled to vote as a separate class, shall vote together as one class.

     4.1. In addition to the foregoing voting rights, whenever, at any time or times, dividends payable on shares of this series or on any other series of Class B shall be in default in an aggregate amount equivalent to six full quarterly dividends on shares of such series at the time outstanding, the holders of the outstanding shares of this series and all other series of Class B, collectively, shall have the exclusive right, voting separately as a class, to elect two directors of the Corporation, and the remaining directors shall be elected by the holders of shares of stock entitled to vote therefor as stated in paragraph 4 above. Upon the vesting of such right in the holders of all such series of Class B, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled only by vote of the holders of the outstanding shares of Class B as hereinafter set forth. Whenever such right of the holders of the shares of Class B shall have vested, such right may be exercised initially either at a special meeting of such holders of the shares of Class B called as provided in paragraph 4.2 or at any annual meeting of stockholders held for the purpose of electing directors, and thereafter at such annual meetings. The right of the holders of the shares of Class B, voting separately as a class, to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on shares of each series of Class B through the next preceding date set for the payment of quarterly dividends on each such series shall have been paid in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default in the payment of dividends on the shares of any such series in an aggregate amount equivalent to six full quarterly dividends thereon.


     4.2 If at any time the special voting right is vested in the holders of shares of Class B then outstanding as provided in paragraph 4.1, and if such right shall not already have been initially exercised, the then acting Secretary of the Corporation shall call a special meeting of the holders of shares of Class B for the purpose of electing directors to be elected by the holders of such shares. Such meeting shall be held at the earliest practicable date upon the notice required for annual meetings of stockholders of the Corporation. If such meeting shall not be called by the then acting Secretary of the Corporation within twenty days after such special voting rights shall have vested, then the holders of record of one percent (1%) or more of the then outstanding shares of Class B may designate in writing one of their number to call such meeting at the expense of the Corporation, and such meeting shall be called upon the notice required for annual meetings of stockholders and shall be held at a place at which the Corporation might hold an annual meeting of stockholders of the Corporation. The holder of Class B so designated in writing to call such meeting and his representatives shall have access to the stock books of the Corporation for the purpose of causing a meeting to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph 4.2, no such special meeting shall be called during the period within 90 days immediately preceding the date fixed for the next annual meeting of stockholders.

     4.3 At any meeting held for the purpose of electing directors at which the holders of Class B shall have the special right, voting separately as a class, to elect directors as provided in paragraph 4.1, the presence, in person or by proxy, of the holders of thirty-five percent (35%) of shares of Class B at the time outstanding shall be required and be sufficient to constitute a quorum of such Class for the election of any director by the holders of shares of such Class. At any such meeting or adjournment thereof, (a) the absence of a quorum of the holders of shares of Class B shall not prevent the election of directors, if any, to be elected by the holders of stock other than those directors to be elected by holders of shares of Class B, voting as a class, and the absence of a quorum of the holders of stock for the election of such other directors shall not prevent the election of the directors to be elected by the holders of the shares of Class B, voting as a class, and (b) in the absence of either or both of such quorums, a majority of the holders present, in person or by proxy, of the class or classes of stock which lack a quorum shall have power to adjourn the meeting for the election of directors which they are entitled to elect, from time to time, without notice other than announcement at the meeting, until such a quorum shall be present.

     4.4 Upon any termination of the right of the holders of the shares of Class B as a class to vote for directors as herein provided, the term of office of all directors then in office elected by the holders of shares of Class B as a class, shall terminate immediately. If the office of any director elected by the holders of the shares of Class B voting as a class becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of the shares of Class B voting as a class shall terminate and the special voting powers vested in the holders of the shares of such Class as provided in paragraph 4.1 have expired, the number of directors shall be such number as may be provided for in the By-Laws irrespective of any increase made pursuant to the provisions of paragraph 4.1.

     4.5(a)   Any person who, at the time of any meeting held for the purpose of electing directors at which the holders of Class B shall have the special right, voting separately as a class, to elect directors as provided in paragraph 4.1, shall be an affiliated person of USM, as hereinafter defined, shall be ineligible to be elected by the holders of such Class, voting as a class at such meeting, a director of the Corporation as contemplated by paragraph 4.1; provided, however, that the validity or efficacy of any act of the Board of
-------- --------
Directors shall not be affected by the fact that any director in office at the time of such act, or present at the meeting at which such act was taken (whether or not his presence at such meeting was required for a quorum), shall have been at the time of his election to such office an affiliated person of USM.

     (b) For the purpose of this paragraph 4.5, an affiliated person of USM at any date shall mean (i) any individual who on such date shall be, or who during the five year period ending on such date shall have been, a director, officer or employee of USM Corporation, a New Jersey corporation, or of any subsidiary thereof or of a successor of any such corporation ("USM"), (ii) any individual who on such date shall be acting, or who during the five year period ending on such date shall have acted, as a consultant, advisor or counsel (whether as an accountant, investment banker, attorney or otherwise) to USM, or
(iii) any individual who shall be on such date an executive officer, director or partner (or other person acting in a similar responsible capacity) of any concern to whom USM principally looks, as of such date, for banking, investment banking, accounting or legal services; provided, however, that in no event shall
                                       --------  -------
an individual who is, or within a two year period prior to his election, has been an officer or employee of Katy or any of its subsidiaries, be considered an affiliated person of USM under either clause (i) or (ii) of this subparagraph
(b), unless since he became, or ceased to be, an officer or employee of Katy or any of its subsidiaries, he has held such a position or engaged in such activity as to be, solely by reason thereof, an affiliated person of USM under such clause.

     (c) Any director who is an affiliated person of USM may be removed from office by the act of the majority of a quorum of directors at any regular or special meeting of the Board of Directors.

     5.       Redemption. Except as otherwise provided in paragraph 3 hereof,
              ----------
the Corporation at its option, at any time or from time to time, on and after five (5) years from the date of issue, may redeem any or all of the shares of this series at the then redemption price per share. The redemption price per share shall be the following amount at the following times:

     During the year beginning on the

              5th anniversary of the issue date     $27.50
              6th anniversary of the issue date     $27.00
              7th anniversary of the issue date     $26.50
              8th anniversary of the issue date     $26.00
              9th anniversary of the issue date     $25.50
              10th anniversary of the issue date    $25.00
     Each year thereafter                           $25.00

Plus, in each such case, an amount equal to the accrued and unpaid dividends thereon to the date of redemption.

     5.1 In the event the Corporation shall determine to redeem less than all the shares of this series then outstanding, the Board of Directors shall determine the shares of this series to be redeemed by lot or pro rata or by any means deemed equitable, and the certificate of the Secretary of the Corporation, filed with the Transfer Agent or Agents for the shares of this series to be redeemed, advising of such determination by the Board of Directors shall be conclusive. Notice of any proposed redemption of shares of this series shall be given by the Corporation by mailing a copy of such notice at least thirty (30) but not more than ninety (90) days prior to the date fixed for such redemption to the holders of record of the shares of this series to be

                                     -15
redeemed at their respective addresses appearing on the books of the Corporation. Such notice of redemption shall specify the date fixed for redemption, shall state that the right to convert the shares of this series called for redemption into the common stock of the Corporation shall cease at the close of business on the fifth full business day prior to the date fixed for redemption, shall set forth the name and address of the Paying Agent of the Corporation for purposes of the redemption (which shall be a bank doing business in the United States), and shall state the intention of the Corporation, on or before the date of redemption, to deposit sufficient moneys with the Paying Agent to enable it to pay said redemption price. If on or before the date fixed in such notice as the date of redemption, the Corporation shall deposit said moneys as aforesaid, then, from and after such date of redemption, all dividends upon the shares of this series so called for redemption shall cease to accrue, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive payment of the redemption price) shall cease. Any moneys so deposited with the Paying Agent which shall remain unclaimed by the holders of shares of this series called for redemption shall look only to the Corporation for payment thereof. An such unclaimed moneys paid by the Paying Agent to the Corporation shall, for a period terminating five years after the date so paid, be set aside and held in trust for the pro rata benefit of such holders of shares of this series so called for redemption who have not received such payment of the redemption price, and none of such holders shall be entitled to receive any interest thereon.

     5.2. Shares of this series may be purchased at such times, from such persons, in such amounts and at such prices as the Board of Directors shall deem proper so long as such purchases are not prohibited by the law of Delaware or the provisions of paragraph 3 hereof.

     5.3. Shares of this series which have been issued and reacquired in any manner (including shares redeemed, shares purchased, and shares which have been converted into shares of common stock as hereinafter provided) may be held as treasury shares until such time as the Board of Directors shall direct their retirement, whereupon they shall revert to authorized but unissued shares of this series and as such may be reissued. If the Board of Directors shall thereafter elect to decrease the number of shares of this series to an amount not below the number of shares thereof then outstanding, the amount of such decrease shall, upon compliance with any applicable provisions of Delaware law, resume the status of authorized but unissued shares of Class B undesignated as to series, and as such may be redesignated and reissued.

     6.       Liquidation.  The shares of this series shall be preferred upon
              -----------
liquidation to the extent herein provided. In the event of the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the holders of the shares of this series shall be entitled to receive Twenty-five Dollars ($25) for each share thereof, together with an amount equal to the accrued and unpaid dividends thereon, before any distribution of assets shall be made to the holders of common stock or of any other series or class of stock of the Corporation ranking junior to the shares of this series; provided that,
                                                             --------
except in the event of any such voluntary or involuntary liquidation, the requirement for payment of such a preferential amount upon such liquidation to the holders of this series, shall not impose any restriction upon the use of the surplus or current net profits of the Corporation. Upon receipt in full of the preferential amount specified in the preceding sentence, the holders of the shares of this series shall be entitled to no further participation in the assets of the Corporation. If, however, the assets distributable among the holders of the shares of this series and the holders of any other series or class of stock of the Corporation ranking on a parity with the shares of this series, shall be insufficient to permit the payment in full to all such holders of the preferential amounts to which they are entitled, then the assets of the Corporation so distributable shall be distributed among the holders of the shares of this series and of such other series or class thereof then outstanding, ratably in proportion to the full preferential amounts to which they shall be entitled. Neither the merger nor consolidation of the Corporation into or with any other corporation, nor the merger or consolidation of any other corporation into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation, shall be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this paragraph.

     7.       Negation of Sinking or Retirement Fund. There shall be no sinking
              --------------------------------------
or retirement fund for the purchase or redemption of shares of this series.

     8.       Conversion.  Subject to the adjustment provisions hereinafter set
              ----------
forth, shares of this series shall, upon surrender of a certificate or certificates therefor to any Transfer Agent for this series, duly endorsed or assigned in blank, be convertible into full paid and nonassessable shares of the common stock of the Corporation at the rate of 2.58 shares of such common stock for each share of this series so surrendered for conversion; provided that the right to convert shares of this series called for redemption
--------
shall terminate at the close of business on the fifth full business day prior to the date fixed for such redemption; and provided further, that upon not less
                                        ----------------
than thirty (30) days' written notice of the date fixed for the first distribution of assets of the Corporation to the holders of record of this series pursuant to paragraph 6, the right to convert shares of this series shall terminate at the close of business on the tenth full business day prior to the date fixed for such distribution. Upon conversion, no payment or adjustment shall be made for dividends accrued but unpaid on the shares of this series. The effective date of the conversion of a share of this series and the effective date of the issuance of shares of the common stock of the Corporation issuable upon the conversion thereof shall be the first business day on which the certificate for such share of this series is received or held by any Transfer Agent for this series to which such share shall have been surrendered for conversion.

     8.1 The number of shares of the common stock of the Corporation into which each share of this series is convertible shall be subject to adjustment from time to time as follows:

     (a) In the event that the Corporation shall (i) distribute to the holders of its common stock any dividend payable in shares of the Corporation,
(ii) subdivide its outstanding common stock, (iii) combine its outstanding common stock into a smaller number of shares, or (iv) issue any shares of the Corporation by reclassification of the shares of its common stock, the holder of each share of this series shall, upon the conversion of such share after the record date (or, in the cases mentioned in the foregoing clauses (ii), (iii) and (iv), the effective date) for any such event, be entitled to receive (subject to any further adjustments required pursuant to this subparagraph (a) or to subparagraphs (b) and (c) or either of said subparagraphs) the number of shares of the Corporation which, at the date of such conversion, he would have owned or been entitled to receive in respect of shares of this series, had such share of this series been converted immediately prior to the record date (or, in the cases mentioned in the foregoing clauses (ii), (iii) and (iv), the effective date) for the first of such events to occur after the issuance of such share of this series and prior to such conversion.

     (b) (i) In the event that the Corporation shall issue to the holders of its common stock and not to the holders of this series, any rights or warrants to subscribe for or purchase shares of common stock at a price per share less than the average market price of such common stock on the record date for the issuance of such rights and warrants, or in the event that the Corporation shall sell shares of its common stock for cash in a private transaction (other than a private transaction involving a sale of common stock pursuant to any warrant issued or option granted prior to the issuance of the shares of this series or pursuant to any option granted, whether before or after the issuance of the shares of this series, under any employee stock option plan or stock purchase plan, heretofore or hereafter adopted, satisfying the requirements of Part II, Subchapter D, Chapter 1 of Subtitle A of the Internal Revenue Code, as amended from time to time) at a price per share less than the average market price of such common stock on the closing date of such sale (in every such instance the average market price of common stock being determined as provided in subparagraph (d) below), then in each such event the number of shares of common stock into which each share of this series shall be convertible after such record or sale date shall be determined by multiplying the number of shares of common stock into which such share of this series was theretofore convertible by a fraction of which the numerator shall be the number of shares of common stock outstanding on such record or sale date plus the number of additional shares of common stock so offered for subscription or purchase, and of which the denominator shall be the number of shares of common stock outstanding on such record or sale date plus the number of shares of common stock which the aggregate offering price of the total number of shares so offered would purchase at such average market price per share at the time of the record or sale date for such issuance.

     (ii) If the Corporation shall sell shares or securities convertible directly or indirectly into its common stock (including treasury stock) for cash in a private transaction at a price which is less than an amount determined by multiplying the average market price per share of such common stock (determined as provided in subparagraph (d) below) on the closing date of such sale, by the number of shares of common stock receivable upon conversion of such convertible shares or securities, then in each such event the number of shares of common stock into which each share of this series shall be convertible after such sale date, shall be determined by multiplying the number of shares of common stock into which such share of this series was theretofore convertible by a fraction of which the numerator shall be the number of shares of common stock outstanding on such sale date plus the number of additional shares of common stock receivable upon conversion of all convertible shares or securities so sold, and of which the denominator shall be the number of shares of common stock outstanding on such sale date plus the number of shares of common stock which the aggregate sales price of the total number of convertible shares or securities so offered would purchase at such average market price per share on the sale date for such issuance.

     (c) In the event that the Corporation shall distribute to the holders of its common stock and not to the holders of this series, any assets of the Corporation (other than by way of cash dividends from assets legally available therefor), or evidences of indebtedness of the Corporation, or rights to subscribe to debt or equity securities of the Corporation other than common stock, then in each such event the number of shares of common stock into which each share of this series shall be convertible after the record date for such distribution shall be determined by multiplying the number of shares of common stock into which such share of this series was theretofore convertible by a fraction of which the numerator shall be the average market price per share of common stock at the time of the record date for such distribution, and of which the denominator shall be the average market price per share of common stock at such time less the fair value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive and shall be set forth in a statement filed with the Transfer Agent or Transfer Agents for the shares of this series and for the common stock) of the portion of the assets or evidences of indebtedness or subscription rights so distributed applicable to one of the outstanding shares of common stock.

     (d) For the purposes of any computation under this paragraph 8.1 (except for subparagraph (g) hereof) the average market price per share of common stock for any date shall be the average of the daily closing price of the common stock on the New York Stock Exchange for the twenty (20) full trading days the last of which shall be the 5th full trading day immediately preceding the date in question; provided that if there is no reported sale on the New York
                      --------
Stock Exchange on any such full trading day so taken into account, there shall be substituted the average of the closing bid and asked quotations on the Exchange for that day; provided further, that if the common stock is not listed
                       ----------------
on the New York Stock Exchange on any such day but is listed on another national securities exchange, there shall be substituted the closing price or quotations, as the case may be, of such other securities exchange for such day; and provided finally that if the common stock is not listed on any national
             -------
securities exchange on any such day, there shall be substituted the average of the lowest bid and the highest asked quotations in the Over-the-Counter market for such day.

     (e) No adjustment in the number of shares of common stock into which any share of this series is convertible shall be required unless such adjustment would require an increase or decrease of at least 1/10th of a share in the number, or, in the alternative, of at least $.50 in the aggregate value, of the shares of common stock into which such share of this series is convertible on the record date, effective date or sale date, as the case may be for purposes of such adjustment; provided that the aggregate value of the shares of common stock
                 --------
into which a share of this series is convertible shall be computed by multiplying the number of such shares on such record date, effective date or sale date by the average market price per share of such common stock on such date; provided further, that any adjustments which by reason of this
      ----------------
subparagraph (e) are not required to be made, shall be carried forward and taken into account in connection with any subsequent adjustment.

     (f) Whenever any adjustment is required in the number of shares of common stock into which each share of this series is convertible, the Corporation shall forthwith (i) file with the Transfer Agent or Transfer Agents for the shares of this series and for the common stock, a statement describing in reasonable detail the adjustment and the method of calculation used, and (ii) cause a copy of such statement to be mailed to the holders of record of the outstanding shares of this series.

     (g) No fractional shares of common stock shall be issued upon the conversion of shares of this series, but if more than one share of this series shall be surrendered for conversion at one time by any holder, the number of full shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of such shares so surrendered. If any fraction of a share of common stock would, except for the preceding sentence, be deliverable upon the conversion of any share of this series, the Corporation shall, in lieu of delivering the fractional share therefor, pay to the person who would otherwise have been entitled to receive such fractional share, an amount in cash equal to such fraction multiplied by the market value of one share of common stock of the Corporation. For this purpose, the market value of a share of common stock shall be determined by the Board of Directors of the Corporation in light of any closing price therefor on the New York Stock Exchange or other national securities exchange on the last full trading day prior to the business day upon which shares of this series are surrendered for conversion; and such determination by the Board shall be conclusive.

     (h) The Corporation shall at all times reserve and keep available out of its authorized shares, free and clear of any preemptive rights, the full number of shares of common stock into which the shares of this series from time to time outstanding, are convertible. The Corporation shall, in accordance with applicable law, increase the authorized number of shares of common stock if at any time the number of shares of common stock authorized and remaining unissued would not be sufficient to permit the conversion of all the then outstanding shares of this series.

     (i) In the event that at any time as a result of an adjustment made pursuant to subparagraph (a) above, the holder of any shares of this series thereafter surrendered for conversion shall become entitled to receive any shares of the Corporation other than shares of its common stock, the number of such other shares so receivable upon conversion of any such share of this series shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the common stock contained in subparagraphs (a) to (g), inclusive, of this paragraph 8.1.

     9.       Consolidation or Merger.  In case of any consolidation of the
              -----------------------
Corporation with, or merger of the Corporation into, another corporation (other than a consolidation or merger in which the Corporation is a continuing corporation), or in case of any sale, conveyance, lease, exchange or transfer of all or substantially all of the property or assets of the Corporation to another corporation for a reconsideration consisting of shares of capital stock, other securities or property of such other corporation, the holder of each share of this series then outstanding shall have the right thereafter to convert such share of this series into the kind and amount of shares of stock and other securities and property receivable upon such consolidation, merger, sale, conveyance, lease, exchange or transfer, by a holder of the number of shares of common stock of the Corporation into which such share of this series might have been converted immediately prior to such consolidation, merger, sale, conveyance, lease, exchange or transfer, and shall have no other conversion rights under paragraph 8 hereof; and effective provision shall be made in the charter of the continuing or acquiring corporation or otherwise, so that the provisions set forth in paragraph 8 for the protection of the holders of shares of this series shall thereafter be applicable, as nearly as they reasonably may be, to any shares of stock and other securities and property receivable upon a conversion of the shares of this series as herein provided or to any other shares of convertible preferred stock received by the holders of the shares of this series in lieu thereof. The provisions of this paragraph shall similarly apply to successive consolidations, mergers, sales, conveyances, leases, exchanges or transfers.

     10.      Special Voting Rights. So long as any of the shares of this series
              ---------------------
of Class B are outstanding, the Corporation will not:

     (a) without the affirmative consent or vote of the holders of at least two-thirds of the shares of this series at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, the holders of this series consenting or voting (as the case may be) separately as a class, create any series or class or classes of stock ranking prior to this series either as to dividends or upon liquidation, or increase the authorized number of shares of any series or class or classes of stock ranking prior to this series either as to dividends or upon liquidation;

     (b) without the affirmative consent or vote of the holders of at least two-thirds of the shares of Class B at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, the holders of such Class consenting or voting (as the case may be) separately as a class, amend, alter or repeal any of the provisions of the Certificate of Incorporation of the Corporation or of this or any other series of Class B so as adversely to affect the preferences, special rights or powers of this series or of any such other series of Class B; provided that if only the preferences, special rights or powers of less than all of the series of Class B at the time outstanding are adversely affected by any such amendment, alteration or repeal, then only the consent or vote of at least two-thirds of the shares of the series so affected, given as aforesaid with the holders thereof consenting or voting separately as a class, shall be required by this subparagraph (b) or

     (c) without the affirmative consent or vote of at least a majority of the shares of Class B at the time outstanding, given in person or by proxy, either in writing or by resolution adopted at a meeting called for the purpose, the holders of such Class consenting or voting (as the case may be) separately as a class, (i) increase the authorized amount of the shares of Class B provided by the Certificate of Incorporation, or (ii) create any additional class or classes of stock ranking on a parity with Class B or increase the authorized amount of the shares of any class or classes of stock ranking on a parity with such Class.

     11.      Special Definitions.  For the purposes hereof:
              -------------------

     (a) The amount of dividends "accrued" on any share of this series as at the last day of any calendar quarter shall be deemed to be the amount of any unpaid dividends accrued thereon to and including such day, whether or not earned or declared, and the amount of dividends "accrued" on any share of this series as at any date other than the last day of any calendar quarter shall be calculated as the amount of any unpaid dividends accrued thereon to and including the last day of the preceding calendar quarter, whether or not earned or declared, plus an amount equal to the product of the quarterly dividend on such share and a fraction, the numerator of which shall be the number of days from the last day of the preceding calendar quarter to and including such other date and the denominator of which shall be 90.

     (b) The term "common stock" shall mean (i) the class of stock designated as the common stock of the Corporation at the date of the first issuance of shares of this series, or (ii) stock of any class or classes resulting from any change or reclassification thereof which has no preference in respect of dividends or in respect of any voluntary or involuntary liquidation, dissolution or winding up of the Company.

     (c) Any series or class or classes of stock of the Corporation shall be deemed to rank

              (i) prior to this series, if the holders of such series or class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up in preference or priority to the holders of this series;

             (ii) on a parity with this series, whether or not the dividend rates, dividend payment dates, or redemption or liquidation prices per share thereof be different from those of this series, if the holders of such series or class or classes of stock shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, in proportion to their respective dividend rate or liquidation prices, without preference or priority one over the other with respect to the holders of this series; and

             (iii) junior to this series, if the rights of the holders of such series or class or classes of stock shall be subject or subordinate to the rights of the holders of this series in respect of the receipt of dividends or amounts distributable upon liquidation, dissolution or winding up.

     12.      Common Stock  (a)    When all dividends on preferred stock, to the
              ------------
extent of the preferences to which stock and any class or series thereof are entitled, shall have been paid or declared and set apart for payment, dividends may be paid on the common stock, to the exclusion of the preferred stock, out of any funds legally available therefor, if, when and as declared by the Board of Directors in its discretion.

     (b) Each holder of record of common stock shall be entitled to one vote for each share of common stock held by him.

     (c) In the event of any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, after there shall have been paid to the holders of the preferred stock and any class or series thereof the full preferential amounts to which they are entitled, the holders of common stock shall be entitled, to the exclusion of the holders of preferred stock of any and all classes or series, to share ratably in the remaining assets of the corporation in accordance with their respective rights. Neither the consolidation or merger of the corporation with or into any other corporation, nor any sale, lease or conveyance of all or any part of the property or business of the corporation, shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of this Section 2(c).

     FIFTH.   The name and mailing address of each incorporator is as follows:

             NAME                            MAILING ADDRESS
             ----                            ---------------
             B. A. McClain                   100 West Tenth Street
                                             Wilmington, Delaware

             F. J. Obara, Jr.                100 West Tenth Street
                                             Wilmington, Delaware

             A. D. Grior                     100 West Tenth Street
                                             Wilmington, Delaware

     SIXTH.  The corporation is to have perpetual existence.

     SEVENTH. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized

     To make, alter or repeal the by-laws of the corporation.

     To authorize and cause to be executed mortgages and liens upon the real and personal property of the corporation.

     To set apart out of any of the funds of the corporation available for dividends a reserve or reserves for any proper purpose and to abolish any such reserve in the manner in which it was created.

     By a majority of the whole board, to designate one or more committees, each committee to consist of two or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, the by-laws may provide that in the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member.

     When and as authorized by the affirmative vote of the holders of a majority of the stock issued and outstanding having voting power given at a stockholders' meeting duly called upon such notice as is required by statute, or when authorized by the written consent of the holders of a majority of the voting stock issued and outstanding, to sell, lease or exchange all or substantially all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the corporation.

     EIGHTH. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to the provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.

     NINTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

STATE OF ILLINOIS)
                 ) SS.
COUNTY OF COOK   )


     BE IT REMEMBERED that on this 18th day of November, 1971, personally came before me, a Notary Public in and for the County and State aforesaid, Arch H. Weindorf, Vice President, and Charles D. Leist, Assistant Secretary, of Katy Industries, Inc., a corporation of the State of Delaware, and they duly executed said certificate before me and acknowledged the said certificate to be their act and deed and the act and deed of said corporation and the facts stated therein are true; and that the seal affixed to said certificate and attested by the Assistant Secretary of said corporation is the common or corporate seal of said corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office the day and year aforesaid.


                                /s/ Notary Public
                                -----------------------------------------
                                Notary Public